UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2008

ATLANTIC COAST FEDERAL CORPORATION
(Exact name of Registrant as specified in its charter)

Federal	000-50962	59-3764686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
505 Haines Avenue, Waycross, Georgia 31501
(Address of principal executive offices)

(800) 342-2824
Registrant’s telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

         On May 14, 2008, the Company issued a press release regarding the death of Jon C. Parker, Sr., a member of the Company's Board of Directors and Chief Administrative Officer for Atlantic Coast Federal Corporation, following an extended illness. The full text of the press release is set forth in Exhibit 99.1.

ITEM 5.03     AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

         Mr. Parker, a director since 2003, had been nominated for re-election to the Company's board at the upcoming annual meeting of stockholders to be held on May 16, 2008. In light of his death, the Board of Directors amended the Company’s bylaws on May 14, 2008, to reduce the size of the board of directors of the Company to eight members rather than nominate a substitute at this late date or leave a vacancy on the board. Atlantic Coast Bank and Atlantic Coast Federal, MHC have adopted similar amendments to their bylaws. The amended and restated bylaws of the Company are attached as Exhibit 3.2 to this Form 8-K.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits.

3.2       Amended and Restated Bylaws of the Company

99.1      Press Release dated May 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST FEDERAL CORPORATION

Date:	May 15, 2008	By:	/s/	Robert J. Larison, Jr.
Robert J. Larison, Jr.
President and Chief Executive Officer
(Duly Authorized Representative)

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit(s)

3.2	Amended and Restated Bylaws of the Company

99.1	Copy of press release issued by the Company on May 14, 2008.